UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

FLAGSTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801
(Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FLG	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	FLG RPU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	FLG RPA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Flagstar Financial, Inc. (formerly New York Community Bancorp, Inc.) (the “Company”) with the Securities and Exchange Commission on March 8, 2024 (the “Initial Filing”).  The Initial Filing, among other things, reported that on March 6, 2024 the Company entered into an employment agreement term sheet with Joseph M. Otting in connection with Mr. Otting’s appointment as President and Chief Executive Officer of the Company effective as of April 1, 2024.  The information contained in Item 5.02 of this Form 8-K/A amends the information contained in the Initial Filing under the caption “Employment Agreement Term Sheet with Joseph Otting.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2025, the Company and Mr. Otting executed Mr. Otting’s employment agreement consistent with the terms of the term sheet described in the Initial Filing.  The employment agreement provides that Mr. Otting’s employment will continue until March 31, 2027, or an earlier termination of his employment, unless the term of the employment agreement is further extended or renewed.

Consistent with the terms of the term sheet, the employment agreement provides that Mr. Otting will receive an annual base salary of $1,250,000 and will be eligible to receive an annual cash bonus with a target amount of $2,250,000 and a maximum amount of $4,500,000.  The employment agreement further provides for the payment of Mr. Otting’s costs and expenses relating to his relocation to the New York City metropolitan area and for his eligibility to participate in the Company’s benefit plans on the same basis as other senior executives of the Company.

Additionally, the employment agreement provides that if Mr. Otting is terminated by the Company for cause (as defined in the agreement), if Mr. Otting terminates his employment without good reason (as defined in the agreement), or if Mr. Otting’s employment is terminated due to death or disability, he will be entitled to receive certain accrued benefits through the termination date.  The employment agreement also provides that if Mr. Otting’s employment is terminated by Mr. Otting for good reason or by the Company without cause, or if the Company declines to renew the employment agreement pursuant to its terms, Mr. Otting will also generally be entitled to receive an additional continued health care benefits and a lump sum payment equal to Mr. Otting’s base salary and target bonus that would have been paid from the termination date until the third anniversary of the effective date.

The employment agreement also includes post-employment restrictive covenants, including 12-month non-solicitation of customers and employees, 12-month non-competition related to direct competition with the Company’s then-existing material businesses, perpetual confidentiality and mutual non-disparagement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025	FLAGSTAR FINANCIAL, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President
Director of Investor Relations